UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2004

Atrium Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-20095	75-2642488

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3890 West Northwest Highway, Suite 500 Dallas, TX (Address of Principal Executive Office)		75220 (Zip Code)

Registrant’s telephone number, including area code: (214) 630-5757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Risk factors
Use of proceeds
Capitalization
Unaudited pro forma consolidated financial data
Management
Principal Stockholders
SIGNATURE

Item 7.01 Regulation FD Disclosure

     On November 29, 2004, Atrium Companies, Inc. (“ACI”) announced that it and its parent, Atrium Corporation (“Atrium Corp.”), intend to effect a comprehensive refinancing plan that will lower overall interest expense as well as extend debt maturities. The elements of the proposed plan are: (i) ACI entering into a new senior secured credit facility; and (ii) the issuance of senior discount notes (the “notes”) by a newly formed wholly-owned subsidiary of the ACI (“ACIH”), which subsidiary will subsequently become a direct subsidiary of Atrium Corp., the parent entity of ACI, through a distribution of the capital stock of ACIH and the contribution of the net proceeds from such issuance to ACI. ACIH intends to raise approximately $124.9 million of gross proceeds through the private placement of the notes, subject to market and other conditions. The net proceeds from the proposed plan are expected to be used to consummate a cash tender offer and consent solicitation for all of ACI's outstanding 10 1/2% Senior Subordinated Notes due 2009 (the “Existing Notes”) and to repay all outstanding borrowings under ACI's existing senior secured credit facility. ACI commenced the tender offer and consent solicitation on December 7, 2004.

     References to “the Company”, “we”, “our”, “ours” and “us” refer collectively to ACIH together with its consolidated subsidiaries and predecessors as a combined entity.

     This Current Report on Form 8-K (“Current Report”) contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to us based on beliefs of management that involve substantial risks and uncertainties. When used in this Current Report, the words “anticipate”, “believe”, “estimate”, “expect”, “intend” and other similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements reflect our current views with respect to the risks and uncertainties regarding our operations and results of operations, as well as our customers and suppliers, including the availability of credit; competition within our industry; interest rate fluctuations; employment trends; changes in levels of consumer confidence and preferences; national and regional trends in new housing starts; costs of compliance with environmental, health and safety laws; protection of our intellectual property; costs for labor, land and raw materials; pricing pressures; impact of construction defect and home warranty claims; shifts in market demand and general economic conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual sales may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In addition to specific factors described in connection with any particular forward-looking statement, factors that could cause actual results to differ materially include, but are not limited to, those in the “Risk factors” section. Other risks besides those listed in “Risk factors” also could adversely affect us. We disclaim any obligation to publicly update or revise any forward-looking statements.

     The notes will not be registered under the Securities Act of 1933 (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

     In connection with the issuance of the notes by ACIH, the following information will be disclosed to potential investors.

THE REFINANCING

We intend to effect a refinancing plan (the “Refinancing”) that will decrease our ongoing debt service requirements, extend the average life of our indebtedness and provide for greater financial and operational flexibility. The elements of the Refinancing (including the payment of related costs and expenses) are:

•	Restructuring. Prior to the issuance of the notes, ACI will form ACIH, which initially will be a wholly-owned subsidiary of ACI, and ACIH will then form a new wholly-owned subsidiary of ACIH (“New Subsidiary”). Immediately after ACI enters into the new credit facility and repays all borrowings under ACI’s existing credit facility and ACIH issues the notes, ACI will dividend the capital stock of ACIH to Atrium Corp. and, following such dividend, ACI will merge with New Subsidiary, with ACI being the surviving entity of such merger. The formation of ACIH and New Subsidiary, the dividend by ACI of the capital stock of ACIH to Atrium Corp. and the merger of ACI with New Subsidiary are collectively referred to herein as the “Restructuring.”

•	New Credit Facility. In connection with the Refinancing, ACI intends to enter into a new credit facility which is expected to provide for (i) a new revolving facility of up to $50.0 million, and (ii) a new $325.0 million term loan facility.

•	Repayment of Borrowings Under Existing Credit Facility. In connection with the Refinancing, ACI intends to repay in full all borrowings (consisting of existing revolving loans and existing term loans estimated to be approximately $198.6 million as of September 30, 2004) under its existing credit facility.

•	The Notes. In connection with the Refinancing, ACIH intends to issue the notes (gross proceeds of $124,916,721) and contribute the proceeds therefrom (net of the initial purchasers’ discounts and commissions and transaction expenses) to ACI as the surviving entity in the merger with New Subsidiary.

•	Tender Offer and Consent Solicitation. ACI intends to consummate a tender offer and consent solicitation for all of its Existing Notes and intends to redeem any Existing Notes that are not tendered pursuant to the tender offer. We commenced the tender offer and consent solicitation on December 7, 2004.

The effectiveness of ACI’s new credit facility is a condition to the issuance of the notes. ACI’s entrance into the new credit facility is subject to negotiation, execution and delivery of final documentation and final approval by the lenders party thereto.

In connection with the Refinancing, we intend to amend our existing accounts receivable securitization facility to increase the amounts committed under the facility to $60.0 million, add certain subsidiaries as originators and amend the covenants so that they are substantially similar to the covenants that will be contained in our new credit facility. The effectiveness of the amendment to the covenants is a condition to the issuance of the notes.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The summary consolidated historical and financial data set forth below as of December 31, 2001, December 31, 2002 and December 31, 2003 and for the years ended December 31, 2001, 2002 and 2003, were derived from ACI’s audited consolidated financial statements. The summary consolidated historical financial data as of and for the nine months ended September 30, 2003 and 2004 were derived from ACI’s unaudited consolidated financial statements. The following table does not present historical financial information for ACIH.

The summary unaudited pro forma consolidated financial data of ACIH for the twelve months ended September 30, 2004 were derived from ACI’s unaudited consolidated financial statement and those of ACI’s acquired entities and should be read in conjunction with “Unaudited pro forma consolidated financial data” and the other financial information contained herein.

In the opinion of management the financial data presented reflects all adjustments necessary for a fair presentation of the results for the periods presented. The following financial information is not necessarily indicative of our future operating results and should be read in conjunction with ACI’s consolidated financial statements.

	ACI					ACIH

						Pro Forma
				Nine Months Ended		Twelve
	Fiscal Year Ended December 31,			September 30,		Months Ended
						September 30,
	2001	2002	2003	2003	2004	2004(1)

(dollars in thousands)
				(unaudited)

Income Statement Data:
Total net sales	$517,063	$536,299	$597,810	$442,237	$535,850	$782,817
Cost of goods sold	354,797	360,323	408,501	299,705	374,025	549,072
Gross profit	162,266	175,976	189,309	142,532	161,825	233,745
Selling, delivery, general and administrative expenses	124,591	121,290	135,454	98,838	120,432	209,765
Income from operations	36,462	50,488	42,831	43,319	38,455	10,984
Interest expense	39,950	35,901	36,218	25,025	26,612	32,249
Securitization expense	1,532	1,133	1,905	867	841	1,688
Net income (loss)	(4,866)	13,984	6,260	17,803	11,089	(13,203)
Other Data:
Depreciation and amortization(2)	$24,415	$14,885	$17,439	$12,577	$20,044	$62,529
Capital expenditures(3)	7,984	11,157	18,945	13,032	16,882	n/a
EBITDA(4)	62,389	66,528	62,244	56,922	59,091	74,372
Adjusted EBITDA(4)	64,184	71,109	73,821	57,849	62,029	87,368

	ACI					ACIH

						Pro Forma
				Nine Months Ended		Twelve
	Fiscal Year Ended December 31,			September 30,		Months Ended
						September 30,
	2001	2002	2003	2003	2004	2004(1)

(dollars in thousands)
				(unaudited)

Ratio of Adjusted EBITDA to interest expense(5)						2.6x
Ratio of total debt to Adjusted EBITDA						5.3x
Balance Sheet Data (end of period):
Cash and cash equivalents	$1,247	$1,131	$7,713	$8,604	$4,159	$993
Total assets(6)	484,207	488,320	607,476	540,657	676,168	944,136
Total debt(7)	310,554	298,025	415,192	293,710	434,379	459,240
Stockholder’s equity(6)	116,489	134,434	125,051	156,486	138,809	254,041
Cash Flows provided by (used in):
Operating activities	$50,437	$27,089	$33,248	$36,979	$35,773	n/a
Investing activities	(10,596)	(15,335)	(95,044)	(23,562)	(63,038)	n/a
Financing activities	(43,240)	(11,870)	68,378	(5,944)	23,711	n/a

(1)	Pro forma consolidated financial data for the twelve months ended September 30, 2004 were derived by (a) accumulating ACI’s historical data for this period by summing reported results for the nine months ended September 30, 2004 with ACI’s reported results for the three months ended December 31, 2003, (b) accumulating the historical results of the 2004 Acquisitions (defined below) and the 2003 Acquisitions (defined below) from October 1, 2003 through their respective acquisition dates, (c) applying pro forma adjustments related to the 2004 Acquisitions and the 2003 Acquisitions to present them as if they had occurred on October 1, 2003, and (d) applying pro forma adjustments to present the December 10, 2003 merger of KAT Holdings, Inc. with Atrium Corp. with Atrium Corp. as the surviving corporation (the “2003 Merger”) and the Refinancing as if it had occurred on October 1, 2003, including the application of “pushdown accounting.”

(2)	Amortization expense decreased $11,000 from $14,410 during 2001 to $3,410 during 2002. The decrease was primarily attributable to our adoption of Statement of Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” which eliminates the amortization of goodwill and subjects it to annual impairment tests.

(3)	We estimate that capital expenditures will approximate $20,000 to $22,000 for the year ended December 31, 2004.

(4)	EBITDA represents net income (loss) before interest expense, securitization expense, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA (as defined above) before stock compensation expense and special charges. While we do not intend for EBITDA or Adjusted EBITDA to represent cash flow from operations as defined by generally accepted accounting principles (“GAAP”) and we do not suggest that you consider them as indicators of operating performance or alternatives to cash flow or operating income (as measured by GAAP) or as measures of liquidity, we include them herein to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. We believe EBITDA and Adjusted EBITDA provide investors and analysts in the building materials industry the necessary information to analyze and compare our historical results on a comparable basis with other companies on the basis of operating performance, leverage and liquidity. However, as EBITDA and Adjusted EBITDA are not defined by GAAP, they may not be calculated on the same basis as other similarly titled measures of other companies within the building materials industry.

The reconciliation of EBITDA and Adjusted EBITDA to net income is as follows:

	ACI
						ACIH

				Nine Months Ended		Pro Forma Twelve
	Fiscal Year Ended December 31,			September 30,		Months Ended
						September 30,
	2001	2002	2003	2003	2004	2004

(dollars in thousands)
				(unaudited)

Net income (loss)	$(4,866)	$13,984	$6,260	$17,803	$11,089	$(13,203)
Interest expense	39,950	35,901	36,218	25,025	26,612	32,249
Securitization expense	1,532	1,133	1,905	867	841	1,688
Income taxes	1,358	625	422	650	505	(8,891)
Depreciation and amortization	24,415	14,885	17,439	12,577	20,044	62,529

EBITDA	62,389	66,528	62,244	56,922	59,091	74,372
Special charges(a)	1,213	4,198	11,024	375	2,938	12,996
Stock compensation expense	582	383	553	552	—	—

Adjusted EBITDA(b)	$64,184	$71,109	$73,821	$57,849	$62,029	$87,368

(a)	The pro forma special charges of $12,996 incurred during the twelve months ended September 30, 2004 included $4,000 of charges for the vesting of warrants issued to Mr. Hull, $553 of charges for management retention bonuses to be paid on or after December 10, 2004, $6,407 of management transaction bonuses, $1,226 related to the termination of a consulting agreement with the former owner of Ellison Windows and Doors (“Ellison Windows”) and $810 for stock option compensation related to options outstanding prior to the 2003 Merger. The special charges of $2,938 incurred during the nine months ended September 30, 2004 included $2,385 of charges for the vesting of warrants issued to Mr. Hull and $553 of charges for management retention bonuses to be paid on December 10, 2004. The special charges of $375 in the nine months ended September 30, 2003 related to a legal settlement in connection with the divestiture of the assets of Wing Industries, Inc. (“Wing”) that was higher than initially anticipated. The special charges of $11,024 incurred during 2003 included $10,059 of expenses associated with the 2003 Merger and $965 of additional expenses related to the divestiture of Wing. The expenses associated with the 2003 Merger include $6,407 of management transaction bonuses, $1,615 of warrants issued to Mr. Hull, $1,226 related to the termination of a consulting agreement with the former owner of Ellison Windows and $811 for stock option compensation related to options outstanding prior to the 2003 Merger. The special charges of $4,198 in 2002 related to liabilities associated with the divestiture of the assets of Wing. The special charges of $1,213 in 2001 related to the shutdown of Kel-Star Building Products (“Kel-Star”) and to non-capitalizable legal fees incurred to amend our credit agreement in 2001. We believe it is appropriate to exclude these special charges to provide investors a more accurate understanding of our ongoing operations.

(b)	Pro forma Adjusted EBITDA for the twelve months ended September 30, 2004 does not include addbacks for non-cash LIFO expense of $2,183, a one-time inventory write-down at Kinco of $634, management fees paid to the former shareholders of Kinco of $231 and compensation paid to the former owner of Superior of $156, totaling $3,204.

(5)	The ratio of Adjusted EBITDA to interest expense is calculated for the twelve months ended September 30, 2004 as Adjusted EBITDA divided by the sum of interest expense and securitization expense.

(6)	Pro forma total assets and stockholder’s equity as of September 30, 2004 include certain adjustments related to “pushdown accounting” applied as a result of the Refinancing. Pro forma stockholder’s equity also includes certain adjustments related to the payment of tender offer premium and consent payments in relation to the Existing Notes.

(7)	Total debt does not include amounts outstanding under our off-balance sheet accounts receivable securitization facility. Amounts outstanding under the facility as of September 30, 2004 were $40.8 million.

RISK FACTORS

Substantial Leverage and Debt Service—Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

We are a highly leveraged company. After giving effect to the Refinancing, at September 30, 2004, we would have had consolidated total debt plus amounts outstanding under our off-balance sheet accounts receivable securitization facility outstanding of approximately $500.0 million, of which approximately $375.1 million would have been indebtedness of ACIH’s subsidiaries. After giving effect to the Refinancing, at September 30, 2004, our consolidated total debt plus amounts outstanding under our accounts receivable securitization facility as a percentage of capitalization, would have been approximately 66.3%. After giving effect to the transactions described under “Unaudited pro forma consolidated financial data,” our cash interest and securitization expense obligations in respect of our total consolidated debt plus amounts outstanding under our accounts receivable securitization facility for the latest twelve months ended September 30, 2004 would have been approximately $33.1 million. Our new credit facility and the indenture governing the notes will permit us and certain of our subsidiaries to incur certain additional indebtedness. After giving effect to the Refinancing, at September 30, 2004, ACI could have borrowed an additional $39.4 million under its new credit facility and accounts receivable securitization facility. We expect to increase the committed amounts under our accounts receivable securitization facility by $10.0 million in connection with the Refinancing.

Our high level of indebtedness could have important consequences such as:

•	limiting our ability to obtain additional financing to fund our growth strategy, working capital, capital expenditures, debt service requirements or other purposes;

•	limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal payments and fund debt service requirements;

•	increasing our vulnerability to interest fluctuations because, pro forma for the Refinancing, approximately $365.8 million of our debt would have been at variable interest rates as of September 30, 2004;

•	limiting our ability to compete with others who are not as highly leveraged as we are; and

•	limiting out ability to react to changing market conditions, changes in our industry and economic downturns.

USE OF PROCEEDS

We will receive gross proceeds of approximately $449.9 million from the Refinancing. The following table sets forth the estimated sources and uses of funds in connection with the Refinancing on a consolidated basis, assuming that the Refinancing had occurred on September 30, 2004.

(dollars in millions)
Sources of Funds:
Cash on hand	$3.2
New revolving credit facility(1)	—
New term loan facility(1)	325.0
Notes(2)(3)	124.9

Total Sources of Funds	$453.1

Uses of Funds:
Repayment of existing term loan	$198.6
Accrued interest(4)	10.9
Repurchase of the Existing Notes(5)	225.0
Tender premium and consent payments for the Existing Notes(6)	12.1
Transaction fees and expenses(7)	6.5

Total Uses of Funds	$453.1

(1)	We expect to obtain commitments from financing sources for the new credit facility. We expect that the new credit facility will provide for (i) a term loan of up to $325.0 million, which will mature in December 2011, and (ii) a revolving credit facility of up to $50.0 million, with a $20.0 million letter of credit sub-facility, which is expected to be undrawn as of the closing of the Refinancing, except for letter of credit requirements totaling approximately $11.4 million.

(2)	ACIH will contribute the proceeds (net of the initial purchasers’ discounts and commissions and transaction expenses) to ACI as a capital contribution.

(3)	This amount represents gross proceeds. The notes will accrete to an aggregate principal amount of $174.0 million at December 15, 2007.

(4)	Represents accrued and unpaid interest on all of our outstanding indebtedness through and including September 30, 2004. This amount was paid in November 2004 with amounts funded under ACI’s accounts receivable securitization facility.

(5)	Excludes unamortized net premium of $1.5 million.

(6)	Assumes that all of the Existing Notes are tendered and accepted for payment on or prior to December 21, 2004. For any Existing Notes not tendered and accepted for payment, instead of paying a tender premium and a consent fee, the Company, because it is redeeming all such Existing Notes, will pay a redemption premium plus accrued and unpaid interest for the 30-day notice period ending on the redemption date. This will result in a net additional payment by the Company at the end of such 30-day notice period of $7.50 per $1,000 of principal amount of Existing Notes not tendered and accepted for payment.

(7)	Represents transaction expenses which will be capitalized as deferred financing costs upon completion of the Refinancing.

CAPITALIZATION

The following table sets forth ACIH’s consolidated capitalization as of September 30, 2004 presented on an actual basis and on a pro forma basis after giving effect to the Refinancing.

	As of September 30, 2004

		ACIH

	ACI	Pro Forma
		for
	Actual	Refinancing

(dollars in millions)
Cash and cash equivalents	$4.2	$1.0

Debt:
New revolving credit facility(1)	$—	$—
Accounts receivable securitization facility(2)	40.8	40.8
Existing term loan facility	198.6	—
New term loan facility	—	325.0
Accrued interest(3)	10.9	—
Capital leases	9.3	9.3
Notes(4)(5)	—	124.9

Total senior debt	259.6	500.0
Existing Notes(6)	226.5	—

Total debt	486.1	500.0
Common equity(7)	138.8	254.0

Total capitalization	$624.9	$754.0

(1)	We expect to obtain commitments from financing sources for a new revolving credit facility of up to $50.0 million, with a $20.0 million letter of credit sublimit, which is expected to be undrawn as of the closing of the Refinancing, except for letter of credit requirements totaling approximately $11.4 million.

(2)	ACI’s accounts receivable securitization facility will be amended in connection with the Refinancing. Amounts outstanding under ACI’s accounts receivable securitization facility are off-balance sheet liabilities and are not recognized as “debt” under GAAP.

(3)	Represents accrued and unpaid interest on all of our outstanding indebtedness through and including September 30, 2004. This amount was paid in November 2004 with borrowings under ACI’s accounts receivable securitization facility.

(4)	This amount represents gross proceeds. The notes will accrete to an aggregate principal amount of $174.0 million at December 15, 2007.

(5)	Represents the gross proceeds received from the issuance of the notes. ACIH’s capital stock will be distributed to Atrium Corp. as a dividend, at which time the notes will no longer be reflected on ACI’s consolidated balance sheet.

(6)	Represents $225.0 million of Existing Notes plus unamortized net premium of $1.5 million.

(7)	Pro forma common equity includes a net change in equity in connection with the 2003 Merger of $140.3 million and the write-off of unamortized net premium of $1.5 million on the Existing Notes, offset by a $12.1 million tender premium and consent payments for the Existing Notes and a $14.5 million write-off of deferred financing costs. The $12.1 million tender premium and consent payments referred to in the preceding sentence assumes that all of the Existing Notes are tendered and accepted for payment on or prior to December 21, 2004. For any Existing Notes not tendered and accepted for payment, instead of paying or tender premium and a consent fee, the Company, because it is redeeming all such Existing Notes, will pay a redemption premium plus accrued and unpaid interest for the 30-day notice period ending on the redemption date. This will result in a net additional payment by the Company at the end of such 30-day notice period of $7.50 per $1,000 of principal amount of Existing Notes not tendered and accepted for payment.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma consolidated balance sheet and consolidated statements of operations of ACIH are based on ACI’s historical consolidated financial statements and the historical consolidated financial statements of ACI’s acquired entities adjusted to give effect to:

•	the Refinancing, as if it had occurred on January 1, 2003 with respect to the statements of operations and September 30, 2004 with respect to the balance sheet;

•	the 2003 Merger, as if it had occurred on January 1, 2003;

•	the application of “pushdown accounting” pursuant to Staff Accounting Bulletin (“SAB”) No. 54, “Application of “Pushdown” Accounting Relating to the Acquisition of Certain Subsidiaries” (“SAB 54”), as if it had occurred on January 1, 2003 with respect to the statements of operations and September 30, 2004 with respect to the balance sheet. In connection with the 2003 Merger, we did not apply “pushdown accounting.” The guidance in SAB No. 54 allows post-merger financial statements to continue under the historical basis of accounting if significant public debt (e.g., the Existing Notes) remains outstanding. Pursuant to the Refinancing, the Existing Notes will be retired in their entirety. Upon such retirement of the Existing Notes, we will be required to apply “pushdown accounting”;

•	the following acquisitions completed during 2004 (collectively, the “2004 Acquisitions”), as if they each had occurred on January 1, 2003:

•	Robico Shutters, Inc. and Expert Installation Service, Inc. On June 1, 2004, we acquired all of the assets of Robico Shutters, Inc. and Expert Installation Services, Inc. through an existing wholly-owned subsidiary, Atrium Shutters, Inc. (collectively, “Atrium Shutters”), for approximately $11.7 million in cash, $0.3 million in the form of warrants to purchase Atrium Corp.’s common stock and transaction fees of approximately $0.3 million. Atrium Shutters, based in Ft. Lauderdale, Florida, manufactures and installs custom-fit, hurricane and storm protection systems for new home construction in Florida.

•	West Coast Custom Finish, Inc. On August 2, 2004, we acquired substantially all of the assets of West Coast Custom Finish, Inc. (“West Coast Custom”), a Nevada corporation for $2.3 million in cash with an additional amount of $3.5 million to be paid over a period of four years upon the achievement of certain financial targets. West Coast Custom, based in Palm Springs, California, distributes and installs aluminum and vinyl windows for new home construction in the Riverside County and Desert areas of Southern California.

•	Kinco, Ltd. On September 1, 2004, we acquired substantially all of the assets of Kinco, Ltd. (“Kinco”), a Florida limited partnership, for $26.6 million in cash, approximately $0.4 million in assumed liabilities, approximately $0.2 million in the form of warrants to purchase Atrium Corp.’s common stock and transaction fees of $1.0 million. Kinco, based in Jacksonville, Florida, manufactures, distributes and installs aluminum and vinyl windows for the new home construction and replacement markets in Florida, Georgia and South Carolina; and

•	the following acquisitions completed during 2003 (collectively, the “2003 Acquisitions”), as if they each had occurred on January 1, 2003:

•	Miniature Die Casting. On January 31, 2003, we acquired substantially all of the assets of Miniature Die Casting of Texas, L.P. (“MD Casting”), a zinc die cast hardware manufacturer located in Fort Worth, Texas for approximately $3.3 million in cash, transaction fees of approximately $0.1 million and an additional amount of up to $0.6 million to be paid over three years upon the achievement by MD Casting of certain financial targets, of which $0.15 million has been paid.

•	Danvid. On April 1, 2003, we acquired substantially all of the assets of Danvid Window Company (“Danvid”), an aluminum and vinyl window manufacturer located in Dallas, Texas, for approximately $5.5 million in cash, $0.3 million in transaction fees and the assumption of certain liabilities.

•	Aluminum Screen. On October 1, 2003, we acquired substantially all of the assets of Aluminum Screen Manufacturing Ltd., L.L.P., Aluminum Screen Products, Inc. and Aztex Screen Products (collectively, “Aluminum Screen”), a screen manufacturer with manufacturing and distribution operations in Dallas, Houston, Las Vegas, Phoenix and Ciudad Juarez, Mexico, for $16.5 million in cash, and approximately $0.8 million in transaction fees.

•	Superior. On December 31, 2003, we acquired all of the capital stock of Superior Engineered Products Corporation (“Superior”), a manufacturer of windows and other building materials based in Ontario, California for $48.8 million in cash, approximately $1.0 million in transaction fees and $5.0 million in Atrium Corp.’s stock.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2003 presented below for ACIH has been derived from ACI’s audited consolidated financial statements and the consolidated financial statements of ACI’s acquired entities. The unaudited pro forma consolidated balance sheet presented below as of September 30, 2004 and the unaudited pro forma consolidated statements of operations presented below for ACIH for the nine-month and twelve-month periods ended September 30, 2004 have been derived from ACI’s unaudited consolidated financial statements and those of ACI’s acquired entities. The unaudited pro forma consolidated financial data is not based on the historical financial information for ACIH.

The unaudited pro forma consolidated balance sheet and consolidated statements of operations have been derived from currently available information and assumptions that we believe are reasonable. The unaudited pro forma consolidated balance sheet and consolidated statements of operations do not purport to represent what our consolidated balance sheet or consolidated statements of operations would have been if the 2003 Acquisitions, the 2004 Acquisitions and pro forma transactions had been completed on the dates indicated, nor do they purport to indicate our future financial condition or results of operations.

The following unaudited pro forma consolidated balance sheet and consolidated statements of operations should be read in conjunction with “Notes to Unaudited Pro Forma Consolidated Statements of Operations” and “Notes to Unaudited Pro Forma Consolidated Balance Sheet” presented below and ACI's historical financial statements.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2004
(dollars in thousands)

	ACI	ACIH

		Pro Forma
		Adjustments
	As Reported	for Refinancing		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$4,159	$(3,166	)(a)	$993
Accounts receivable, net	22,866	—		22,866
Retained interest in sold accounts receivable	23,666	—		23,666
Inventories, net	74,699	1,400	(b)	76,099
Prepaid expenses and other current assets	6,329	—		6,329
Deferred tax asset	2,186	(563	)(b)(c)	1,623

Total current assets	133,905	(2,329)		131,576
Property, plant and equipment, net	104,573	12,900	(b)	117,473
Goodwill	395,231	(133,623	)(b)	261,608
Intangible assets, net	21,974	399,000	(b)	420,974
Deferred financing costs, net	14,480	(7,980	)(d)	6,500
Other assets	6,005	—		6,005

Total assets	$676,168	$267,968		$944,136

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$47,969	$—		$47,969
Accrued liabilities	47,683	(10,890	)(e)	36,793
Current portion of notes payable	3,960	1,249	(f)	5,209

Total current liabilities	99,612	(9,641)		89,971

Non-current liabilities:
Notes payable, net of current portion	430,419	23,612	(g)	454,031
Deferred tax liability	2,186	138,765	(b)(c)	140,951
Other non-current liabilities	5,142	—		5,142

Total non-current liabilities	437,747	162,377		600,124

Total liabilities	537,359	152,736		690,095
Stockholder’s equity	138,809	115,232	(b)(h)	254,041

Total liabilities and stockholder’s equity	$676,168	$267,968		$944,136

Notes to Unaudited Pro Forma Consolidated Balance Sheet (all dollars in thousands)

(a) Represents the net cash outlay that would have been required if the Refinancing had occurred on September 30, 2004.

(b) In connection with the 2003 Merger, we did not apply “pushdown accounting” pursuant to SAB No. 54. Pursuant to the Refinancing, the Existing Notes will be retired and “pushdown accounting” will be required. Therefore, the 2003 Merger has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”).

The estimated fair value adjustments associated with pushdown accounting are as follows:

Increase in inventory related to fair value adjustment of finished goods and work in progress	$1,400
Increase in fair value of property, plant and equipment with estimated average useful lives of 8 years	12,900
Increase to intangible assets related to fair value of trade names of $91,000 with indefinite lives and customer relationships of $308,000 ($260,000 with estimated lives of 10 years and $48,000 with estimated lives of 7 years)	399,000
Increase in net deferred tax liability	(139,328)
Decrease in goodwill associated with the purchase price in excess of fair value of net assets acquired	(133,623)

Net increase in equity related to pushdown accounting in connection with the 2003 Merger	$140,349

The allocation of the purchase price, the related assignment of asset lives, and resulting depreciation and amortization expense are based on preliminary estimates, which may differ from the final purchase price allocation and the final lives assigned to the assets. Any change in the fair value or lives assigned to amortizable or depreciable assets may impact future operating results. We subject the carrying value of our goodwill and intangible assets to an annual impairment test. Our evaluation in 2004 will include a determination of any potential impairment related to the loss of certain business with The Home Depot.

(c) Represents the income tax effect of the pro forma adjustments.

(d) Represents the financing costs related to the new credit facility offset by the write-off of deferred financing costs related to the existing credit facility and the Existing Notes.

Financing costs related to the new credit facility and notes	$6,500
Write-off of deferred financing costs for the debt to be retired	(14,480)

Net reduction in deferred financing costs	$(7,980)

(e) Represents the elimination of accrued interest related to the retirement of the Existing Notes and the refinancing of the existing credit facility.

(f) Represents the change in our capital structure in connection with the Refinancing.

Current portion of the new credit facility	$3,250
Repayment of current portion of the existing term loans	(2,001)

Net increase to current portion of notes payable	$1,249

Notes to Unaudited Pro Forma Consolidated Balance Sheet (all dollars in thousands)

(Continued)

(g) Represents the change in our capital structure in connection with the Refinancing.

Borrowings under the new credit facility (long-term portion)	$321,750
Issuance of the notes	124,917
Repayment of existing term loans (long-term portion)	(196,598)
Repayment of the Existing Notes(1)	(226,457)

Net increase to notes payable	$23,612

(1)	Includes $1,457 of unamortized net premium.

(h) Represents the change in equity as a result of the Refinancing.

Increase related to pushdown accounting in connection with the 2003 Merger	$140,349
Write-off of unamortized premium on the Existing Notes	1,457
Tender premium and consent payments on the Existing Notes	(12,094)
Write-off of financing costs for the debt to be retired	(14,480)

Net increase to equity	$115,232

The tender premium and consent payments on the Existing Notes assumes that all outstanding Existing Notes are tendered and accepted for payment on or prior to December 21, 2004. For any Existing Notes not tendered and accepted for payment, instead of paying a tender premium and a consent fee, the Company, because it is redeeming all such Existing Notes, will pay a redemption premium plus accrued and unpaid interest for the 30-day notice period ending on the redemption date. This will result in a net additional payment by the Company at the end of such 30-day notice period of $7.50 per $1,000 of principal amount of Existing Notes not tendered and accepted for payment.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2004
(dollars in thousands)

	ACI	2004 Acquisitions			ACIH

		Historical	Pro Forma		Pro Forma
		Financials for	Adjustments		Adjustments
	As	2004	for 2004		for
	Reported	Acquisitions(b)	Acquisitions		Refinancing(j)		Pro Forma

Net sales	$535,850	$54,220	$—		$—		$590,070
Cost of goods sold	374,025	40,814	(240	)(c)	897	(r)	415,496 (l)

Gross profit	161,825	13,406	240		(897)		174,574

Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	114,266	9,754	(150	)(d)	305	(s)	124,175
Securitization expense	841	—	263	(e)	(400	)(q)	704
Stock compensation expense	—	—	—		—		—
Amortization expense	5,325	20	1,226	(f)	24,643	(s)	31,214

Selling, delivery, general and administrative expenses	120,432	9,774	1,339		24,548		156,093
Special charges	2,938	47	(47	)(g)			2,938

	123,370	9,821	1,292		24,548		159,031

Income (loss) from operations	38,455	3,585	(1,052)		(25,445)		15,543
Interest expense	26,612	198	442	(h)	(3,163	)(k)	24,089
Other expense, net	249	27	—		—		276

Income (loss) before income taxes	11,594	3,360	(1,494)		(22,282)		(8,822)
Provision (benefit) for income taxes	505	59	652	(i)	(4,766	) (i)	(3,550)

Net income (loss)	$11,089	$3,301	$(2,146)		$(17,516)		$(5,272)

Depreciation expense	$14,719	$493	$(210)		$1,202		$16,204

Adjusted EBITDA(a)	$62,029	$4,118	$180		$—		$66,327

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003
(dollars in thousands)

	ACI			Acquisitions				ACIH

					Historical	Pro Forma				Pro Forma
				Historical	Financials for	Adjustments		Pro Forma		Adjustments
	As	Less		Financials for 2003	2004	for		Adjustments for		for
	Reported	Divestitures(m)		Acquisitions(b)	Acquisitions(b)	Acquisitions		2003 Merger		Refinancing(j)		Pro Forma

Net sales	$597,810	$—		$89,945	$79,641	$(6,340	)(n)	$—		$—		$761,056
Cost of goods sold	408,501	—		63,548	55,665	(6,675	)(c)	—		1,196	(r)	522,235 (l)

Gross profit	189,309	—		26,397	23,976	335		—		(1,196)		238,821

Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	128,797	—		16,682	18,051	(1,250	)(d)	—		407	(s)	162,687
Securitization expense	1,905	—		—	—	504	(e)	(721	)(q)	—		1,688
Stock compensation expense	553	—		—	—	—		(300	)(o)	—		253
Amortization expense	4,199	—		54	114	3,944	(f)	—		32,857	(s)	41,168

Selling, delivery, general and administrative expenses	135,454	—		16,736	18,165	3,198		(1,021)		33,264		205,796
Special charges	11,024	965		35	275	(310	)(g)					10,059

	146,478	965		16,771	18,440	2,888		(1,021)		33,264		215,855

Income (loss) from operations	42,831	(965)		9,626	5,536	(2,553)		1,021		(34,460)		22,966
Interest expense	36,218	—		36	396	2,484	(h)	—		(6,677	)(k)	32,457
Other income (expense), net	69	—		1	(27)	—		—		—		43

Income (loss) before income taxes	6,682	(965)		9,591	5,113	(5,037)		1,021		(27,783)		(9,448)
Provision (benefit) for income taxes	422	(6	)(i)	3,106	74	(321	)(i)	6	(i)	(7,095	)(i)	(3,802)

Net income (loss)	$6,260	$(959)		$6,485	$5,039	$(4,716)		$1,015		$(20,688)		$(5,646)

Depreciation expense	$13,240	$—		$2,187	$738	$(136)		$—		$1,603		$17,632

Adjusted EBITDA(a)	$73,821	$—		$11,903	$6,636	$1,449		$—		$—		$93,809

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Twelve Months Ended September 30, 2004
(dollars in thousands)

	ACI		Acquisitions				ACIH

				Historical
			Superior	Financials for	Pro Forma		Pro Forma		Pro Forma
		Less	Oct. 1, 2003 to	2004	Adjustments for		Adjustments for		Adjustments for
	Historical(p)	Divestitures(m)	Dec. 31, 2003(b)	Acquisitions(b)	Acquisitions		2003 Merger		Refinancing(j)		Pro Forma

Net sales	$691,423	$—	$14,483	$76,990	$(79	)(n)	$—		$—		$782,817
Cost of goods sold	482,821	—	9,352	56,150	(447	)(c)	—		1,196	(r)	549,072 (l)

Gross profit	208,602	—	5,131	20,840	368		—		(1,196)		233,745

Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	148,711	—	2,697	15,033	(346	)(d)	—		407	(s)	166,502
Securitization expense	1,878	—	—	—	388	(e)	(578	)(q)	—		1,688
Stock compensation expense	—	—	—	—	—		—		—		—
Amortization expense	6,457	—	—	105	2,156	(f)	—		32,857	(s)	41,575

Selling, delivery, general and administrative expenses	157,046	—	2,697	15,138	2,198		(578)		33,264		209,765
Special charges	13,586	590	—	145	(145	)(g)	—		—		12,996

	170,632	590	2,697	15,283	2,053		(578)		33,264		222,761

Income (loss) from operations	37,970	(590)	2,434	5,557	(1,685)		578		(34,460)		10,984
Interest expense	37,804	—	—	287	1,073	(h)	—		(6,915	)(k)	32,249
Other expense, net	340	—	444	45	—		—		—		829

Income (loss) before income taxes	(174)	(590)	1,990	5,225	(2,758)		578		(27,545)		(22,094)
Provision (benefit) for income taxes	277	—	810	77	845	(i)	3	(i)	(10,903	)(i)	(8,891)

Net income (loss)	$(451)	$(590)	$1,180	$5,148	$(3,603)		$575		$(16,642)		$(13,203)

Depreciation expense	$18,449	$—	$480	$729	$(307)		$—		$1,603		$20,954

Adjusted EBITDA(a)	$78,000	$—	$2,470	$6,491	$407		$—		$—		$87,368

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(a) EBITDA represents net income (loss) before interest expense, securitization expense, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA (as defined below) before stock compensation expense and special charges. While we do not intend for EBITDA or Adjusted EBITDA to represent cash flow from operations as defined by GAAP and we do not suggest that you consider them as indicators of operating performance or alternatives to cash flow or operating income (as measured by GAAP) or as measures of liquidity, we include them to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. We believe EBITDA and Adjusted EBITDA provide investors and analysts in the building materials industry the necessary information to analyze and compare our historical results on a comparable basis with other companies on the basis of operating performance, leverage and liquidity. However, as EBITDA and Adjusted EBITDA are not defined by GAAP, they may not be calculated on the same basis as other similarly titled measures of other companies within the building materials industry. For a reconciliation of net income to EBITDA as reported for the nine months ended September 30, 2004 and the year ended December 31, 2003, see ACI’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 and ACI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended by the amendment thereto filed with the Commission on April 9, 2004, respectively.

The following is a reconciliation of pro forma EBITDA and pro forma Adjusted EBITDA to pro forma net income:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004

Net loss	$(5,272)	$(5,646)	$(13,203)
Interest expense	24,089	32,457	32,249
Securitization expense	704	1,688	1,688
Income taxes	(3,550)	(3,802)	(8,891)
Depreciation and amortization	47,418	58,800	62,529

EBITDA	63,389	83,497	74,372
Stock compensation expense	—	253	—
Special charges(1)	2,938	10,059	12,996

Adjusted EBITDA(2)	$66,327	$93,809	$87,368

(1) The pro forma special charges of $12,996 incurred during the twelve months ended September 30, 2004 included $4,000 of charges for the vesting of warrants issued to Mr. Hull, $553 of charges for management retention bonuses to be paid on or after December 10, 2004, $6,407 of management transaction bonuses, $1,226 related to the termination of a consulting agreement with the former owner of Ellison Windows and $810 for stock option compensation related to options outstanding prior to the 2003 Merger. The pro forma special charges of $10,059 incurred during 2003 represented expenses associated with the 2003 Merger, which included $6,407 of management transaction bonuses, $1,615 of warrants issued to Mr. Hull, $1,226 related to the termination of a consulting agreement with the former owner of Ellison Windows and $811 for stock option compensation related to options outstanding prior to the 2003 Merger. The pro forma special charges of $2,938 incurred during the nine months ended September 30, 2004 included $2,385 of charges for the vesting of warrants issued to Mr. Hull and $553 of charges for accrued management retention bonuses to be paid on or after December 10, 2004.

(2) Pro forma Adjusted EBITDA for the twelve months ended September 30, 2004 does not include addbacks for non-cash LIFO expense of $2,183, a one-time inventory write-down at Kinco of $634, management fees paid to the former shareholders of Kinco of $231 and compensation paid to the former owner of Superior of $156, totaling $3,204.

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(Continued)

(b) Represents historical information for the acquired entities for the period presented. This historical information is unaudited and was prepared by the management of the applicable acquired entity and though our management has reviewed such historical information, a reader should not place undue reliance on any such information. The financial statements as of and for the year ended December 31, 2003 for Superior, Atrium Shutters and Kinco were audited. See ACI’s reports on Form 8-K filed with the Commission.

The historical information for the 2003 Acquisitions and the 2004 Acquisitions is comprised of the following:

For the nine months ended September 30, 2004:

	2004 Acquisitions

	Atrium Shutters	West Coast Custom	Kinco
	January 1, 2004	January 1, 2004	January 1, 2004
	to	to	to
	May 31,	August 1,	August 31,
	2004	2004	2004	Combined

Net sales	$5,883	$3,782	$44,555	$54,220
Cost of goods sold	2,491	2,855	35,468	40,814

Gross profit	3,392	927	9,087	13,406

Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	2,637	504	6,613	9,754
Securitization expense	—	—	—	—
Stock compensation expense	—	—	—	—
Amortization expense	10	—	10	20

Selling, delivery, general and administrative expenses	2,647	504	6,623	9,774
Special charge	47	—	—	47

	2,694	504	6,623	9,821

Income from operations	698	423	2,464	3,585
Interest expense	21	—	177	198
Other income (expense), net	(2)	5	(30)	(27)

Income before income taxes	675	428	2,257	3,360
Provision for income taxes	—	59	—	59

Net income	$675	$369	$2,257	$3,301

Depreciation expense	$100	$—	$393	$493

Adjusted EBITDA(a)	$853	$428	$2,837	$4,118

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(Continued)

For the year ended December 31, 2003:

	2003 Acquisitions

	MD Casting	Danvid	Aluminum Screen	Superior
	January 1, 2003	January 1, 2003	January 1, 2003	January 1, 2003
	to	to	to	to
	January 31,	March 31,	September 30,	December 31,
	2003	2003	2003	2003	Combined

Net sales	$276	$12,320	$20,202	$57,147	$89,945
Cost of goods sold	189	10,162	14,674	38,523	63,548

Gross profit	87	2,158	5,528	18,624	26,397

Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	58	2,411	3,226	10,987	16,682
Securitization expense	—	—	—	—	—
Stock compensation expense	—	—	—	—	—
Amortization expense	—	54	—	—	54

Selling, delivery, general and administrative expenses	58	2,465	3,226	10,987	16,736
Special charge	—	—	35	—	35

	58	2,465	3,261	10,987	16,771

Income (loss) from operations	29	(307)	2,267	7,637	9,626
Interest expense	—	36	—	—	36
Other income (expense), net	—	(4)	17	(12)	1

Income (loss) before income taxes	29	(347)	2,284	7,625	9,591
Provision for income taxes	—	—	3	3,103	3,106

Net income (loss)	$29	$(347)	$2,281	$4,522	$6,485

Depreciation expense	$1	$124	$189	$1,873	$2,187

Adjusted EBITDA(a)	$30	$(133)	$2,508	$9,498	$11,903

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(Continued)

	2004 Acquisitions

	Atrium Shutters	West Coast Custom	Kinco
	Jan. 1, 2003 to	Jan. 1, 2003 to	Jan. 1, 2003 to
	Dec. 31, 2003	Dec. 31, 2003	Dec. 31, 2003	Combined

Net sales	$12,004	$7,280	$60,357	$79,641
Cost of goods sold	4,979	5,134	45,552	55,665

Gross profit	7,025	2,146	14,805	23,976

Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	5,330	766	11,955	18,051
Securitization expense	—	—	—	—
Stock compensation expense	—	—	—	—
Amortization expense	15	—	99	114

Selling, delivery, general and administrative expenses	5,345	766	12,054	18,165
Special charge	275	—	—	275

	5,620	766	12,054	18,440

Income from operations	1,405	1,380	2,751	5,536
Interest expense	44	—	352	396
Other income (expense), net	10	12	(49)	(27)

Income before income taxes	1,371	1,392	2,350	5,113
Provision for income taxes	—	74	—	74

Net income	$1,371	$1,318	$2,350	$5,039

Depreciation expense	$154	$—	$584	$738

Adjusted EBITDA(a)	$1,859	$1,392	$3,385	$6,636

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(Continued)

For the twelve months ended September 30, 2004:

	2004 Acquisitions

	Atrium Shutters	West Coast Custom	Kinco
	Oct. 1, 2003 to	Oct. 1, 2003 to	Oct. 1, 2003 to
	May 31, 2004	Aug. 1, 2004	Aug. 31, 2004	Combined

Net sales	$9,474	$6,015	$61,501	$76,990
Cost of goods sold	3,936	4,396	47,818	56,150

Gross profit	5,538	1,619	13,683	20,840

Selling, delivery, general and administrative expenses (excluding securitization, stock compensation and amortization expense)	4,316	757	9,960	15,033
Securitization expense	—	—	—	—
Stock compensation expense	—	—	—	—
Amortization expense	14	—	91	105

Selling, delivery, general and administrative expenses	4,330	757	10,051	15,138
Special charge	145	—	—	145

	4,475	757	10,051	15,283

Income from operations	1,063	862	3,632	5,557
Interest expense	36	—	251	287
Other income (expense), net	(7)	7	(45)	(45)

Income before income taxes	1,020	869	3,336	5,225
Provision for income taxes	—	77	—	77

Net income	$1,020	$792	$3,336	$5,148

Depreciation expense	$139	$—	$590	$729

Adjusted EBITDA(a)	$1,354	$869	$4,268	$6,491

(c) Represents the elimination of cost of goods sold related to sales between the acquired companies and us prior to acquisition, intercompany rent payments between affiliates for equipment that was acquired in the Aluminum Screen acquisition and the net reduction in depreciation expense classified in cost of goods

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(Continued)

sold, partially offset by an increase to total depreciation expenses as a result of fair value adjustment to the underlying property, plant and equipment that was acquired, as follows:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004

(dollars in thousands)
Elimination of intercompany cost of goods sold	$—	$(6,340)	$(79)
Elimination of intercompany rent payments to an affiliate	—	(16)	—
Contractual change in rent expense	38	57	52
Net reduction in depreciation expense as a result of adjusting the underlying property, plant and equipment to fair market value, ACI’s classification and a change in their expected useful lives	(278)	(376)	(420)

Net reduction to cost of goods sold	$(240)	$(6,675)	$(447)

(d) Represents the net change in general and administrative expenses through the adjustment of salaries and associated payroll taxes resulting from a contractual change in compensation structure for certain members of senior management in connection with the acquisitions, the elimination of certain transaction expenses incurred by MD Casting directly in connection with its acquisition, the net increase in depreciation expense as a result of adjusting the underlying property, plant and equipment to fair market value from the acquisitions and, ACI’s classification and a change in their expected useful lives, as follows:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004

(dollars in thousands)
Contractual change in compensation structure of management(1)(2)	$(222)	$(1,487)	$(464)
Elimination of certain transaction expenses	—	(10)	—
Contractual change in rent expense	4	7	5
Net increase in depreciation expense as a result of adjusting the underlying property, plant and equipment to fair market value, ACI’s classification and a change in their expected useful lives	68	240	113

Net reduction in general and administrative expense	$(150)	$(1,250)	$(346)

(1)	The duties of the individuals to which this adjustment relates were not diminished post acquisition and no other costs are expected to be incurred that offset this adjustment.

(2)	Compensation paid to the former chairman of Superior, no longer employed by us, totaled $0, $509 and $156 for the nine months ended September 30, 2004, the year ended December 31, 2003 and the twelve months ended September 30, 2004, respectively. This amount has not been reflected in the adjustment for contractual change in compensation structure.

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(Continued)

(e) Represents the net increase in securitization expense had the 2004 Acquisitions occurred on January 1, 2003, as follows:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004

(dollars in thousands)
Securitization expense resulting from borrowing $7,627 at 2.30% for Kinco	$117	$175	$160
Securitization expense resulting from borrowing $2,288 at 2.30% for West Coast Custom	31	53	44
Securitization expense resulting from borrowing $11,985 at 2.30% for Atrium Shutters	115	276	184

Net increase to securitization expense	$263	$504	$388

(f) Represents the net increase in amortization expense relating to intangible assets identified from the acquisitions, as follows:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004

(dollars in thousands)
Amortization expense for Superior	$—	$1,882	$471
Amortization expense for Atrium Shutters	772	1,544	1,158
Amortization expense for Kinco	474	632	632
Elimination of historical amortization expense	(20)	(114)	(105)

Net increase to amortization expense	$1,226	$3,944	$2,156

(g) Represents the elimination of a special charge incurred as a result of the acquisitions, representing transaction expenses directly related to the acquisitions.

(h) Represents the elimination of historical interest expense for debt that was not assumed by us and an increase in interest expense for $20,000 of additional term loan borrowings for the acquisition of Kinco and $40,000 of additional term loan borrowings for the acquisition of Superior, as follows:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004

(dollars in thousands)
Elimination of Atrium Shutter’s historical interest expense	$(21)	$(44)	$(36)
Elimination of Kinco’s historical interest expense	(177)	(352)	(251)
Interest expense resulting from $20,000 of additional term loan borrowings at 4.80%	640	960	880
Interest expense resulting from $40,000 of additional term loan borrowings at 4.80%	—	1,920	480

Net increase to interest expense	$442	$2,484	$1,073

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(Continued)

(i) Represents the income tax effect of the pro forma adjustments considering the expected overall effective tax rate of the entities we acquired and ACIH, respectively, and given that a valuation allowance is not recorded on a pro forma basis.

(j) The “Pro Forma Adjustments for Refinancing” do not reflect (i) the tender premium, consent payments or redemption premium and related interest expense associated with the extinguishment of the Existing Notes, (ii) the write-off of deferred financing costs, related to the debt to be retired in connection with the Refinancing, (iii) the write-off of the net unamortized premium on the Existing Notes and (iv) the related tax effect of these items.

(k) Represents the adjustment to historical interest expense on debt assumed to be retired and interest expense on debt issued in connection with the Refinancing as follows:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004

(dollars in thousands)
Interest expense under the new credit facility at 4.80% plus applicable commitment and letter of credit fees(1)	$12,047	$16,064	$16,064
Interest expense on the notes compounded semi-annually at 11.50%	10,981	14,778	14,778
Amortization of deferred financing costs related to the new credit facility and the notes over average debt maturity	643	857	857
Interest expense resulting from a non-compete agreement acquired in connection with the acquisition of Danvid	55	72	77
Interest expense resulting from the hypothetical borrowing of $4,430 under our existing credit facility at 4.80% for the termination of the interest rate swap assuming termination on January 1, 2003(2)	—	213	—
Interest expense on capital leases	363	473	473
Elimination of interest expense resulting from the acquisitions	(640)	(2,916)	(1,360)
Elimination of historical interest expense(2)	(26,612)	(36,218)	(37,804)

Net reduction in interest expense	$(3,163)	$(6,677)	$(6,915)

(1)	A 1/8% increase or decrease in the interest rate would change interest expense by $305, $406 and $406 for the nine months ended September 30, 2004, the year ended December 31, 2003 and the twelve months ended September 30, 2004, respectively.

(2)	Historical interest expense for the year ended December 31, 2003 includes actual interest rate swap expenses of $4,554. This amount has been excluded herein as this interest rate swap was required to be terminated in connection with the 2003 Merger. Assuming termination of our swaps at January 1, 2003, we would have incurred additional borrowings of $4,430 based on the fair value of this swap at the beginning of 2003.

(l) Includes non-cash LIFO expense of $1,433, $873 and $2,182 for the nine months ended September 30, 2004, the year ended December 31, 2003 and for the twelve months ended September 30, 2004, respectively.

(m) Relates to additional liabilities that have been incurred in connection with the divestiture of Wing Industries, Inc. (“Wing”). Wing was divested in August of 2000.

(n) Represents the elimination of net sales between the acquired companies and us prior to acquisitions.

(o) Represents the elimination of stock compensation expense paid to the outgoing equity sponsor following the 2003 Merger. The new equity sponsor does not receive any such stock compensation.

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(Continued)

(p) Historical results of operations for the twelve months ended September 30, 2004 were calculated by summing our reported results for the nine months ended September 30, 2004 with our reported results for the three months ended December 31, 2003.

(q) Represents the reduction in securitization expense had our new capital structure been in place on the first day of the period presented, as follows:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004

(dollars in thousands)
Securitization expense resulting from borrowing $40,800 at 2.30% on the accounts receivable securitization facility(1)	$704	$938	$938
Elimination of acquisition securitization expense	(263)	(504)	(388)
Elimination of historical securitization expense	(841)	(1,155)	(1,128)

Net reduction in securitization expense	$(400)	$(721)	$(578)

(1)	These adjustments do not include the elimination of $750 of structuring fees that were expensed in 2003. A 1/8% increase or decrease in the interest rate would change securitization expense for the nine months ended September 30, 2004, the year ended December 31, 2003 and the twelve months ended September 30, 2004 by $38, $51 and $51, respectively.

(r) Represents incremental depreciation expense associated with the fair value adjustment to property, plant and equipment in connection with the 2003 Merger of $897, $1,196 and $1,196 for the nine months ended September 30, 2004, the year ended December 31, 2003 and the twelve months ended September 30, 2004, respectively.

(s) Represents incremental depreciation and amortization expense associated with the fair value adjustments under pushdown accounting to property, plant and equipment and intangible assets in connection with the 2003 Merger, as follows:

	Nine Months		Twelve Months
	Ended	Year Ended	Ended
	September 30,	December 31,	September 30,
	2004	2003	2004

Increase in depreciation expense	$305	$407	$407

Increase in amortization expense	$24,643	$32,857	$32,857

MANAGEMENT

The following information was disclosed regarding Mark Blanchat, Ronald J. Foy and Christopher Birosak.

Mark Blanchat has served as Executive Vice President of Strategy and Development of Atrium Corp. and ACI since June 2004. Mr. Blanchat became the Executive Vice President of Strategy and Development of ACIH in December 2004. Prior to June 2004, Mr. Blanchat served as Vice President of Corporate Development and Vice President of Operations of Jeld-Wen Windows and Doors since 1997. Prior to joining Jeld-Wen, Mr. Blanchat served in various capacities with First Southwest Securities and GE Capital.

Ronald J. Foy has served as Group President of Eastern Operations of Atrium Corp. and ACI since September 2004. Prior to September 2004, Mr. Foy was with Masco Corp. since 1995, and most recently served as Divisional President of the Bath and Shower Group and Divisional President of the Hardware Group. Prior to 1995, Mr. Foy was with Black and Decker in various positions from 1981 to 1994.

Christopher Birosak has served as a Director of Atrium Corp. and ACI since September 2004, and became a Director of ACIH in December 2004. Mr. Birosak is a Managing Director of Merrill Lynch & Co., Inc. and since July 2004 has worked in the Global Private Equity Division of Merrill Lynch. From 1994 to June 2004, Mr. Birosak served as Managing Director in the Leveraged Finance Group of Merrill Lynch.

PRINCIPAL STOCKHOLDERS

Upon the issuance of the notes, all of ACI’s issued and outstanding common stock will be owned by ACIH. The following table sets forth certain information regarding the beneficial ownership of Atrium Corp.’s common stock as of November 30, 2004, by each person who beneficially owns more than 5% of the outstanding common stock of Atrium Corp. and by the directors and certain executive officers of Atrium Corp. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Atrium Corp.’s common stock.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

	Number of Shares
	Beneficially	Percentage of Shares
Name of Beneficial Owner	Owned(1)	Outstanding

5% Stockholders:
ATR Acquisition, LLC	251,454	92.5%
c/o Kenner & Company, Inc. 437 Madison Avenue, 36th Floor New York, NY 10022
ML Global Private Equity Fund, L.P.(2)	10,646	3.9
Global Private Equity Group 4 World Financial Center, 23rd Floor New York, NY 10080
Executive Officers and Directors:(3)
Jeff L. Hull(4)	4,813	1.8
Eric W. Long(4)	316	*
Robert E. Burns(4)	316	*
Mark Blanchat(4)	20	*
Ronald J. Foy(4)	12	*
C. Douglas Cross(4)	282	*
Philip J. Ragona(4)	90	*
D.D. “Gus” Agostinelli(4)	83	*
Jeffrey L. Kenner(5)	251,454	92.5
Larry T. Solari	—	*
Mark L. Deutsch	—	*
Justin S. Maccarone(6)	251,454	92.5
Christopher Birosak(7)	262,100	96.4
Charles W. Schmid	—	*
All directors and executive officers as a group (14 persons)	268,032	98.0

*	Less than 1%.

(1)	Includes all securities that such person has the right to acquire beneficial ownership of within 60 days of November 30, 2004.

(2)	ML Global Private Equity Fund, L.P. is included as a “5% stockholder” because, in addition to its 3.9% direct ownership, it also owns 18.6% of the interests in ATR Acquisition, LLC, Atrium Corp.’s majority stockholder.

(3)	The business address for these individuals is 3890 West Northwest Highway, Suite 500, Dallas, Texas 75220.

(4)	Includes 813, 316, 316, 20, 12, 167, 65 and 33 shares of common stock issuable upon exercise of warrants or options granted to Messrs. Hull, Long, Burns, Blanchat, Foy, Cross, Ragona and Agostinelli, respectively.

(5)	Represents 251,454 shares owned by ATR Acquisition, LLC. KAT Holdings, L.P. and KAT Group, L.P. respectively own approximately 46.1% and 0.5% of the interests in ATR Acquisition, LLC. Mr. Kenner is President of JLK Operations, Inc. which is the general partner of KAT Group, L.P. which is the general partner of KAT Holdings, L.P. Mr. Kenner is partner in KAT Group, L.P. Voting and dispositive power with respect to the shares of Atrium Corp.’s common stock held by ATR Acquisition, LLC is collectively shared by KAT Holdings, L.P., KAT Group, L.P., ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001 and UBS Capital Americas II, LLC. Mr. Kenner disclaims beneficial ownership of any of the shares owned by ATR Acquisition, LLC.

(6)	Represents 251,454 shares owned by ATR Acquisition, LLC. Mr. Maccarone is a Partner of UBS Capital Americas LLC, the advisor to UBS Capital Americas II, LLC, which owns approximately 28.6% of the interests in ATR Acquisition, LLC. Voting and dispositive power with respect to the shares of Atrium Corp.’s common stock held by ATR Acquisition, LLC is collectively shared by KAT Holdings, L.P., KAT Group, L.P., ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001 and UBS Capital Americas II, LLC. Mr. Maccarone disclaims beneficial ownership of any of the shares owned by ATR Acquisition, LLC.

(7)	Represents 251,454 shares owned by ATR Acquisition, LLC and 10,646 shares owned by ML Global Private Equity Fund, L.P. and Merrill Lynch Ventures L.P. 2001, which respectively own approximately 18.6% and 6.2% of the interests in ATR Acquisition, LLC. Mr. Birosak is a Managing Director of Merrill Lynch & Co., Inc. Voting and dispositive power with respect to the shares of Atrium Corp.’s common stock held by ATR Acquisition, LLC is collectively shared by KAT Holdings, L.P., KAT Group, L.P., ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001 and UBS Capital Americas II, LLC. Mr. Birosak disclaims beneficial ownership of any of the shares owned by ATR Acquisition, LLC and/or ML Global Private Equity Fund, L.P.

     The information furnished in this Current Report is information that is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRIUM COMPANIES, INC.
Date: December 23, 2004	By:	/s/ Eric W. Long
		Name:	Eric W. Long
		Title:	Executive Vice President and Chief Financial Officer